NEWS RELEASE

FOR IMMEDIATE RELEASE
MAY 30, 2007
CONTACT: STEVEN HUMPHRIES 214-866-0606 Ext. 106

WANGE NAMED CHIEF FINANCIAL OFFICER

Addison, TX - (Business Wire)- DealerAdvance™, Inc. (OTCBB-DLAV), announced today that David Wange has been named Chief Financial Officer.

Wange joins DealerAdvance™ from the consulting industry where he has advised clients on Finance and Accounting, and Internal Audit and Sarbanes-Oxley compliance since 2003 through his own company and others. From 1996 to 2003 he served as a Business Financial Advisor associated with American Express Financial Advisors in Richardson. He also served as a Senior Accountant for GTE Directories, Dallas, Texas.

CEO Steven Humphries said in making the announcement “the company has been without a CFO since before I took over last year. We’ve been looking for the right guy for the job, and Dave is a perfect fit”.

Wange said “I’m so excited… DA is exactly the opportunity that I have been looking for, as I feel the company has a tremendous amount of potential with its new WebDA™ product. With 21,500 new car dealers in the USA and only 50% having CRM tools, there is great market potential for the company and a quick road to profitability.”

Wange has Bachelors of Science degree in Economics from Texas A&M, a Masters of Science degree in Accounting from the University of Texas-Dallas, a Masters of Arts degree in Biblical Studies from the Dallas Theological Seminary and is a Texas Certified Public Accountant.

DealerAdvance™ is the producer of WebDA™ the next generation “CRM” applications for the automotive industry. The system is web based and is used by dealers coast-to-coast.

DealerAdvance, Inc. (www.dealeradvance.com) is an innovator in applying technology and the Internet along with process improvement methods to increase business efficiency and sales. The Company has developed an integrated technology called WebDA™ which, among many features, allows automobile dealers to capture a customer's purchasing requirements, customers and dealerships personnel to search inventory at multiple locations, locate an appropriate vehicle in stock and print out the necessary forms. Through an integrated CRM (Customer Relationship Management) application, the system sends detailed tasks for prospect and customer follow-up and produces management reports to measure compliance. DealerAdvance™ allows sales professionals to increase sales, improve customer follow-up, and reduce administrative costs.

* * *

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (“the Securities Act”), as amended and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, the our statements regarding the anticipated growth in the markets for the our technologies, the continued development of our products, the approval of the our Patent Applications, the successful implementation of the our sales and marketing strategies, the anticipated longer term growth of our business, and the timing of the projects and trends in future operating performance are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of revenues due to the uncertainty of market acceptance and the timing and completion of pilot project analysis, and other factors, including general economic conditions, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this filing and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.